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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 5, 2007

      PAPERWEIGHT DEVELOPMENT CORP.               APPLETON PAPERS INC.
      -----------------------------           ----------------------------
      (Exact name of registrant as            (Exact name of registrant as
        specified in its charter)               specified in its charter)

                Wisconsin                               Delaware
      ----------------------------            ----------------------------
      (State or other jurisdiction            (State or other jurisdiction
            of incorporation)                       of incorporation)

              333-82084-01                              333-82084
        ------------------------                ------------------------
        (Commission File Number)                (Commission File Number)

               39-2014992                              36-2556469
    ---------------------------------       --------------------------------
    (IRS Employer Identification No.)       (IRS Employer Identification No.)

        825 East Wisconsin Avenue               825 East Wisconsin Avenue
              P.O. Box 359                            P.O. Box 359
           Appleton, Wisconsin                     Appleton, Wisconsin
        -------------------------               -------------------------
          (Address of principal                   (Address of principal
           executive offices)                      executive offices)

               54912-0359                              54912-0359
               ----------                              ----------
               (Zip Code)                              (Zip Code)

Registrants' telephone number, including area code: (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2007, Appleton Papers Inc. ("Appleton"), BemroseBooth Limited ("BemroseBooth") and Paperweight Development Corp. ("Paperweight Development"), the various lending institutions parties thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (collectively, the "Lenders"), entered into a $375.0 million credit agreement (the "New Credit Facility"). The New Credit Facility refinances the existing credit facility (the "Existing Credit Facility") that provided for a five-year revolving credit facility of up to $125.0 million for revolving loans, including letters of credit, and a six-year term loan of $250.0 million. Appleton used the proceeds of the initial borrowings under the New Credit Facility to refinance in full its Existing Credit Facility and pay all related fees and expenses. All commitments under the Existing Credit Facility were terminated at the time of the refinancing described in the preceding sentence.

The New Credit Facility consists of:

     o a 6-year, secured revolving credit facility of up to $150.0 million for revolving loans (the "Revolving Credit Facility"); and

     o a $225.0 million 7-year, secured term loan facility (the "Term Loan Facility").

The Revolving Credit Facility includes:

     o    a letter of credit sub-facility of up to $35.0 million;

     o    a swing line sub-facility of up to $10.0 million;

     o availability of up to $15.0 million for revolving loans to be incurred in alternative currencies (initially to include British Pounds Sterling and Euros) by BemroseBooth and any subsidiaries of Appleton which subsequently become Designated Foreign Subsidiary Borrowers pursuant to the New Credit Facility;

     o an uncommitted accordion feature that allows Appleton to increase the size of the Revolving Credit Facility by up to $75.0 million if it can obtain commitments for the incremental amount.

Borrowings under the New Credit Facility bear interest, at Appleton's option, at rates per annum which are based on either the Base Rate (as defined in the New Credit Facility) or the relevant Eurodollar Rate (as defined in the New Credit Facility). Loans pursuant to the Term Loan Facility shall bear interest (x) in the case of Loans bearing interest based on the Eurodollar Rate, at the Eurodollar Rate for the respective interest period plus 1.75% and (y) in the case of loans bearing interest based on the Base Rate, at the Base Rate in effect from time to time plus 0.75%. Loans under the Revolving Credit Facility will bear interest (x) in the case of loans bearing interest based on the Eurodollar Rate, at the relevant Eurodollar Rate for the respective interest period plus a margin which will vary between 1.25% and 2.00% depending on Appleton's Consolidated Leverage Ratio (as defined in the New Credit Facility) and (y) loans bearing interest based on the Base Rate, at the Base Rate in effect from time to time plus a margin which will vary between 0.25% and 1.00% based on Appleton's Consolidated Leverage Ratio. Commitment fees will be payable on unutilized commitments pursuant to the Revolving Credit Facility at rates per annum which will

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vary between 0.25% and 0.40% based on Appleton's Consolidated Leverage Ratio.
Past due amounts shall bear interest at rates per annum which are 2% in excess of otherwise applicable rates.

The Revolving Credit Facility will mature on June 5, 2013, and the Term Loan Facility will mature on June 5, 2014.

All borrowings under the New Credit Facility will be made by Appleton, except that borrowings under the Revolving Credit Facility in alternative currencies (subject to the $15 million sublimit referenced above) may be directly incurred by BemroseBooth and one or more subsidiaries of Appleton which are subsequently designated by it as Designated Foreign Subsidiary Borrowers (in which case same will be guaranteed by Appleton). Paperweight Development and each of its direct and indirect subsidiaries (other than certain immaterial subsidiaries) guarantee each borrower's obligations under the New Credit Facility. Each borrower's and guarantor's obligations pursuant to the New Credit Facility and related documentation (including certain secured hedging agreements, cash management agreements and bilateral facilities) are secured on an equal and ratable basis by liens on substantially all of the assets of such respective borrowers and guarantors.

The New Credit Facility contains affirmative and negative covenants. Among other restrictions, the covenants contained in the New Credit Facility require Appleton and Paperweight Development to meet specified financial tests, including a certain leverage and interest coverage ratio, which in the case of the leverage ratio becomes more restrictive over the term of the debt. A senior secured leverage ratio test shall also be applicable at March 31, 2011 unless certain existing unsecured notes shall have been repaid on or prior to such date with permitted refinancing debt or certain other permitted funds.

The New Credit Facility also contains covenants, which, among other things, restrict the ability of Appleton and Paperweight Development to incur liens; incur or guarantee additional indebtedness; make restricted payments; engage in transactions with affiliates; make investments; terminate the subchapter S corporation status of Holdings; amend its debt instruments or make optional prepayments thereunder; and make certain amendments to or terminate the Appleton Papers Retirement Savings and Employee Stock Ownership Plan without the prior written consent of the administrative agent.

Appleton incurred $1.7 million of fees and expenses ("New Closing Costs") in connection with entering into the New Credit Facility. A portion (approximately $1.0 million) of the New Closing Costs will be recorded as deferred financing costs and amortized as interest expense over the term of the New Credit Facility; the remaining portion (approximately $0.7 million) will be charged to expense in Appleton's second quarter.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with entering into the New Credit Facility described under Item
1.01 above, the Existing Credit Facility was terminated. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Appleton and Paperweight incurred no penalties in connection with the termination of the Existing Credit Facility. As of the termination date of the Existing Credit Facility, Appleton had $2.0 million of unamortized deferred financing costs ("Old Closing Costs") associated with the Existing Credit Facility. Upon termination of the Existing Credit Facility, Appleton recorded approximately $0.3 million loss on extinguishment of debt for a portion of the unamortized Old Closing Costs. Certain of the Lenders in the New Credit Agreement were also parties to the Existing Credit Agreement. As a consequence, the remaining unamortized approximately $1.7 million of Old Closing Costs will be amortized as interest expense over the term of the New Credit Facility.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             APPLETON PAPERS INC.


                                             By:    /s/ Angela Tyczkowski
                                                    ----------------------------
                                             Name:  Angela Tyczkowski
                                             Title: Vice President, Secretary,
                                                    General Counsel and
                                                    Chief Compliance Officer

Dated: June 6, 2007
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PAPERWEIGHT DEVELOPMENT CORP.


                                             By:    /s/ Angela Tyczkowski
                                                    ----------------------------
                                             Name:  Angela Tyczkowski
                                             Title: Vice President and Secretary

Dated: June 6, 2007
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